Exhibit 3.1

State of Delaware Secretary of State Division of Corporations Delivered 05:36 PM 12/08/2023 FILED 05:36 PM 12/08/2023 SR 20234178671 -FileNumber 6551776 CERTIFICATE OF ELIMINATION OFTHE CERTIFICATE OF DESIGNATIONS OF PREFERRED STOCK OF AULT ALLIANCE, INC. Pursuant to Section 15l(g) of the General Corporation Law of the State of Delaware Ault Alliance, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 151 (g) of the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies as follows: FIRST: Pursuant to the authority to the Board of Directors of the Corporation (the "Board") by Section 151 of the DGCL, the Board, by resolution duly adopted, authorized the issuance of, and established the voting powers, designation, preferences and relative, participating and other rights, and the qualifications, limitations and restrictions of shares of Series B Convertible Preferred Stock, par value $0.001 per share (the "Series B Preferred Stock"), as evidenced by the Certificate of Elimination of the Certificates of Designations of Preferred Stock of DPW Holdings, Inc. (the "Certificate") which provided for, among other items, the conversion of the previously outstanding shares of Series B Convertible Stock of Digital Power Corporation, a California corporation ("DPC") into shares of Series B Preferred Stock. The Certificate was filed with the State of Delaware on December 21, 2018 and was drafted in connection with the merger of DPC with and into the Corporation, formerly known as DPW Holdings, Inc. The Certificate of Merger was filed with the State of Delaware on December 28, 2017. SECOND: No shares of Series B Preferred Stock are outstanding and none will be issued subject to the Certificate of Designations governing such Series B Preferred Stock (the "Certificate of Designations"). THIRD: At a special meeting of the Board dated December 5, 2023, the Board duly adopted the following resolutions approving the proposed elimination of the Series B Preferred Stock as follows: WHEREAS, the Certificate ofincorporation, as amended, of the Corporation provides for a class ofits authorized stock known as preferred stock, comprised of25,000,000 shares, $0.001 par value per share, issuable from time to time in one or more classes; WHEREAS, the Corporation previously authorized and designated a series of preferred stock entitled the Series B Convertible Preferred Stock (the "Previous Class"), on in connection with a Certificate of Elimination dated December 21, 3018 and a Certificate of Merger dated December 21, 2018; and WHEREAS, the shares of the Previous Class was surrendered for cancellation by its holder on October 13, 2023. NOW, THEREFORE IT IS RESOLVED, the Corporation hereby eliminates the Certificate of Designations originally provided for in the Certificate of Elimination of the Certificates of Designations of Preferred Stock of DPW Holdings, Inc. (the "Certificate") filed with the State of Delaware on December 21, 20 l 8 related to the Previous Class, and be it further; RESOLVED, that the Corporation's Executive Chairman, its Chief Executive Officer and its President (each, an "Authorized Person") be, and each of them individually is, authorized to execute the foregoing documents and/or instruments in connection with the elimination of the Certificate of Designations on behalf of the Corporation, together with such amendments and changes thereto as such Authorized Person in his sole discretion shall approve, and together with any other documents and/or instruments executed in connection therewith, his signature thereon to be conclusive evidence of such approval; and be it further RESOLVED, that in addition to and without limiting the foregoing, each Authorized Person and the Corporation's attorney, be and hereby is authorized to take, or cause to be taken, such further action, and to execute and deliver, or cause to be delivered, for and in the name and on behalf of the Corporation, all such instruments and documents as he may deem appropriate in order to effect the purpose or intent of the foregoing resolutions ( as conclusively evidenced by the taking of such action or the execution and delivery of such instruments, as the case may be) and all action heretofore taken by such officer in connection with the subject of the foregoing recitals and resolutions be, and it hereby is, approved, ratified and confirmed in all respects as the act and deed of the Corporation; and be it further RESOLVED, that all prior actions taken by the Corporation and/or its officers for and/or on behalf of the Corporation be, and each such action hereby is, approved, ratified and confirmed; and be it further

RESOLVED, that this unanimous written consent may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and may be delivered to the Corporation by facsimile or by an e-mail which contains a portable document format (.pdt) file of an executed signature page; and be it further FOURTH: In accordance with Section 151 (g) of the DGCL, the shares that were designated as Series B Preferred Stock are hereby returned to the status of authorized but unissued shares of the Preferred Stock of the Corporation, without designation as to series.

IN WITNESS WHEREOF, the Corporation has caused this Certificate ofElimination to be signed by its duly authorized officer on the 8th day of December, 2023. AULT ALLIANCE, INC. By: Isl Henry Nisser Name: Henry Nisser Title: President